Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Stacy Doyle, 971-238-5722
stacy.doyle@autodesk.com

SUBSCRIPTION STRENGTH HIGHLIGHTS AUTODESK SECOND QUARTER RESULTS
Broad-based Strength Continues Across All Subscription Plan Types and Geographies

SAN RAFAEL, Calif., AUGUST 24, 2017-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal 2018.

Second Quarter Fiscal 2018

•
Subscription plan (formerly known as new model) annualized recurring revenue (ARR) was $784 million and increased 94 percent compared to the second quarter last year as reported, and 98 percent on a constant currency basis.

•	Total ARR was $1.83 billion, an increase of 21 percent compared to the second quarter last year as reported, and 23 percent on a constant currency basis.

•
Subscription plan subscriptions increased 270,000 from the first quarter of fiscal 2018 to 1.59 million at the end of the second quarter. Subscription plan subscriptions benefited from 63,000 maintenance subscribers that converted to product subscription under the maintenance-to-subscription program.

•	Total subscriptions increased 153,000 from the first quarter of fiscal 2018 to 3.44 million at the end of the second quarter.

•	Deferred revenue increased 17 percent to $1.78 billion, compared to $1.52 billion in the second quarter last year. Unbilled deferred revenue at the end of the second quarter was $63 million.

•
Revenue was $502 million, a decrease of 9 percent compared to the second quarter last year as reported, and 8 percent on a constant currency basis. During Autodesk's business model transition, revenue is negatively impacted as more revenue is recognized ratably rather than up front and as new offerings generally have a lower initial purchase price.

•	Total GAAP spend (cost of revenue plus operating expenses) was $609 million, a decrease of 1 percent compared to the second quarter last year.

•	Total non-GAAP spend was $531 million, an increase of 1 percent compared to the second quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted net loss per share was $(0.66), compared to GAAP diluted net loss per share of $(0.44) in the second quarter last year.

•	Non-GAAP diluted net loss per share was $(0.11), compared to non-GAAP diluted net income per share of $0.05 in the second quarter last year.

"Once again, we experienced broad-based strength across all subscription plan types and geographies," said Andrew Anagnost, Autodesk president and CEO. "We're seeing positive trends in ARR growth, especially with products that were first to move to subscription-only. These products are further into the transition and have ARR growth rates well above our current average, offering additional proof that our model transition is working. Subscription is delivering a better experience to our customers, expanding our market opportunities in construction and manufacturing, and increasing the customer lifetime value for Autodesk.

"During the second quarter we started offering a simple path for maintenance customers to move to subscription," continued Anagnost. "While the program didn't begin until midway through the quarter, it is off to a great start with nearly one-in-four renewal opportunities moving to subscription."

"Strong execution across the board and a steady macro operating environment led to another quarter of better than expected results," said Scott Herren, Autodesk CFO. "We've been able to achieve these results while diligently controlling costs. Overall, our first half results increase our confidence that the transition is working for our customers and partners. It also sets us up for success for the rest of the year and reinforces our conviction in our FY 20 targets."

Second Quarter Operational Overview

Subscription plan ARR was $784 million and increased 94 percent compared to the second quarter last year as reported, and 98 percent on a constant currency basis. Subscription plan ARR includes $8 million related to the maintenance-to-subscription program. Maintenance plan ARR was $1.05 billion and decreased 5 percent compared to the second quarter last year as reported, and on a constant currency basis. Total ARR for the second quarter increased 21 percent to $1.83 billion compared to the second quarter last year as reported, and 23 percent on a constant currency basis. Similar to the prior three quarters, second quarter total ARR growth was impacted by the allocation of existing marketing development funds (MDF).  MDF is recorded as contra revenue and historically was predominantly allocated against license revenue.  With the end of sale of perpetual licenses, MDF is allocated against recurring revenue, negatively impacting subscription plan ARR growth by 5 percentage points, maintenance plan ARR growth by 2 percentage points, and total ARR growth by 3 percentage points.

Subscription plan subscriptions (product, EBA, and cloud) were 1.59 million, a net increase of 270,000 from the first quarter of fiscal 2018, led by new product subscriptions and 63,000 product subscriptions that migrated from maintenance plan subscriptions. Maintenance plan subscriptions were 1.85 million, a net decrease of 117,000 from the first quarter of fiscal 2018, which includes the 63,000 that migrated to product subscription. Total subscriptions were 3.44 million, a net increase of 153,000 from the first quarter of fiscal 2018.

Total recurring revenue in the second quarter was 91 percent of total revenue compared to 69 percent of total revenue in the second quarter last year.

As a reminder, during the business model transition, revenue is negatively impacted as more revenue is recognized ratably rather than up front and as new product offerings generally have a lower initial purchase price. As part of the business model transition, Autodesk discontinued new perpetual license sales for most individual products at the end of the fourth quarter of fiscal 2016 and for suites at the end of the second quarter of fiscal 2017.

Revenue in the Americas was $214 million, a decrease of 7 percent compared to the second quarter last year as reported, and on a constant currency basis. Revenue in EMEA was $199 million, a decrease of 10 percent compared to the second quarter last year as reported, and 7 percent on a constant currency basis. Revenue in APAC was $89 million, a decrease of 12 percent compared to the second quarter last year as reported, and on a constant currency basis.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below under "Safe Harbor Statement." Autodesk's business outlook for the third quarter and full year fiscal 2018 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment. A reconciliation between the fiscal 2018 GAAP and non-GAAP estimates is provided below or in the tables following this press release.

Third Quarter Fiscal 2018

Q3 FY18 Guidance Metrics	Q3 FY18 (ending October 31, 2017)
Revenue (in millions)	$505 - $515
EPS GAAP	($0.64) - ($0.58)
EPS non-GAAP (1)	($0.16) - ($0.12)
_______________
(1) Non-GAAP earnings per diluted share excludes $0.29 related to stock-based compensation expense, between $0.15 and $0.13 related to GAAP-only tax charges, and $0.04 for the amortization of acquisition-related intangibles.

Full Year Fiscal 2018

FY18 Guidance Metrics	FY18 (ending January 31, 2018)
Revenue (in millions) (1)	$2,030 - $2,050
GAAP spend growth (cost of revenue plus operating expenses)	Approx. (2%)
Non-GAAP spend growth (cost of revenue plus operating expenses) (2)	Approx. flat
EPS GAAP	($2.55) - ($2.44)
EPS non-GAAP (3)	($0.61) - ($0.54)
Net subscription additions	625,000 - 675,000
Total ARR	24% -26%
_______________
(1) Excluding the impact of foreign currency exchange rates and hedge gains/losses, revenue guidance would be $2.035 - 2.055 billion.
(2) Non-GAAP spend excludes $243 million related to stock-based compensation expense, $36 million for the amortization of acquisition-related intangibles, and $22 million related to CEO transition costs.
(3) Non-GAAP earnings per diluted share excludes $1.11 related to stock-based compensation expense, between $0.52 and $0.48 related to GAAP-only tax charges, $0.17 for the amortization of acquisition-related intangibles, $0.10 related to CEO transition costs, and $0.04 related to losses on strategic investments and dispositions.

The third quarter and full year fiscal 2018 outlook assume a projected annual effective tax rate of (14) percent and 26 percent for GAAP and non-GAAP results, respectively. Assumptions for the annual effective tax rate are regularly evaluated and may change based on the projected geographic mix of earnings. At this stage of the business model transition, small shifts in geographic profitability significantly impact the annual effective tax rate.

Earnings Conference Call and Webcast

Autodesk will host its second quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investor. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

A replay of the broadcast will be available at 7:00 p.m. ET at http://www.autodesk.com/investor. This replay will be maintained on Autodesk's website for at least 12 months.

Glossary of Terms

Annualized Recurring Revenue (ARR): Represents the annualized value of our average monthly recurring revenue for the preceding three months. "Maintenance plan ARR” captures ARR relating to traditional maintenance attached to perpetual licenses. "Subscription plan ARR" captures ARR relating to term-based product subscriptions, cloud service offerings, and flexible enterprise business arrangements. Refer to the definition of recurring revenue below for more details on what is included within ARR. Recurring revenue acquired with the acquisition of a business may cause variability in the comparison of this calculation.

ARR is currently one of our key performance metrics to assess the health and trajectory of our business. ARR should be viewed independently of revenue and deferred revenue as ARR is a performance metric and is not intended to be combined with any of these items.

Constant Currency (CC) Growth Rates: We calculate constant currency growth rates by (i) applying the applicable prior period exchange rates to current period results and (ii) excluding any gains or losses from foreign currency hedge contracts that are reported in the current and comparative periods.

Enterprise Business Agreements (EBAs): These represent programs providing enterprise customers with token-based access or a fixed maximum number of seats to a broad pool of Autodesk products over a defined contract term.

License and Other Revenue: Represents (1) perpetual license revenue and (2) other revenue. Perpetual license revenue includes software license revenue from the sale of perpetual licenses, and Creative Finishing. Other revenue includes revenue such as standalone consulting and training, and is recognized over time as the services are performed.

Maintenance Plan: Our maintenance plans provide our customers with a cost effective and predictable budgetary option to obtain the productivity benefits of our new releases and enhancements when and if released during the term of their contracts. Under our maintenance plans, customers are eligible to receive unspecified upgrades when and if available, and technical support. We recognize maintenance revenue over the term of the agreements, generally between one and three years.

Recurring Revenue: Consists of the revenue for the period from our traditional maintenance plans and revenue from our subscription plan offerings. It excludes subscription revenue related to consumer product offerings, select Creative Finishing product offerings, education offerings, and third party products. Recurring revenue acquired with the acquisition of a business is captured when total subscriptions are captured in our systems and may cause variability in the comparison of this calculation.

Subscription Plan: Comprises our term-based product subscriptions, cloud service offerings, and enterprise business agreements (EBAs). Subscriptions represent a hybrid of desktop and SaaS functionality which provides a device-independent, collaborative design workflow for designers and their stakeholders. With subscription, customers can use our software anytime, anywhere, and get access to the latest updates to previous versions.

Subscription Revenue: Includes subscription fees from term-based product subscriptions, flexible enterprise business arrangements and all other services as part of a bundled subscription agreement accounted for as a single unit of accounting. (i.e. cloud services, maintenance, and consulting).

Total Subscriptions: Consists of subscriptions from our maintenance plans and subscription plan offerings that are active and paid as of the quarter end date. For certain cloud service offerings and flexible enterprise business arrangements, subscriptions represent the monthly average activity reported within the last three months of the quarter end date. Total subscriptions do not include education offerings, consumer product offerings, select Creative Finishing product offerings, Autodesk Buzzsaw, Autodesk Constructware, and third party products. Subscriptions acquired with the acquisition of a business are captured once the data conforms to our subscription count methodology and when added, may cause variability in the comparison of this calculation.

Unbilled deferred revenue: Unbilled deferred revenue represents contractually stated or committed orders under multi-year billing plans for subscription, services, license and maintenance for which the associated revenue has not been recognized and the customer has not been invoiced. Unbilled deferred revenue is not included on our Consolidated Balance Sheet until invoiced to the customer.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, other statements about our short-term and long-term targets, statements regarding the impacts and results of our business model transition, expectations regarding the transition of product offerings to subscription and acceptance by our customers and partners of subscriptions, expectations for subscriptions and ARR, statements about the expansion of our market opportunity, and other statements regarding our strategies, market and product positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to achieve our revenue and profitability objectives; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic, and business conditions; any imposition of new tariffs or trade barriers; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our annual effective tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2017, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk makes software for people who make things. If you’ve ever driven a high-performance car, admired a towering skyscraper, used a smartphone, or watched a great film, chances are you’ve experienced what millions of Autodesk customers are doing with our software. Autodesk gives you the power to make anything. For more information visit autodesk.com or follow @autodesk.

Autodesk, AutoCAD, AutoCAD LT, BIM 360 and Fusion 360 are registered trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2017 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations (1)
(In millions, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
	(Unaudited)
Net revenue:
Maintenance	$261.8	$277.5	$525.4	$561.9
Subscription	196.1	101.8	369.5	187.3
Total maintenance and subscription revenue	457.9	379.3	894.9	749.2
License and other	43.9	171.4	92.6	313.4
Total net revenue	501.8	550.7	987.5	1,062.6
Cost of revenue:
Cost of maintenance and subscription revenue	52.8	46.8	107.7	93.4
Cost of license and other revenue	17.8	27.6	36.4	62.5
Amortization of developed technology	4.0	10.7	8.7	21.6
Total cost of revenue	74.6	85.1	152.8	177.5
Gross profit	427.2	465.6	834.7	885.1
Operating expenses:
Marketing and sales	257.6	243.1	513.3	483.9
Research and development	193.8	193.0	381.5	386.5
General and administrative	78.0	68.6	156.3	143.3
Amortization of purchased intangibles	4.9	7.8	10.6	15.7
Restructuring (benefits) charges and other facility exit costs, net	0.5	16.0	0.2	68.3
Total operating expenses	534.8	528.5	1,061.9	1,097.7
Loss from operations	(107.6)	(62.9)	(227.2)	(212.6)
Interest and other expense, net	(18.8)	(10.1)	(20.6)	(13.7)
Loss before income taxes	(126.4)	(73.0)	(247.8)	(226.3)
Provision for income taxes	(17.6)	(25.2)	(25.8)	(39.6)
Net loss	$(144.0)	$(98.2)	$(273.6)	$(265.9)
Basic net loss per share	$(0.66)	$(0.44)	$(1.25)	$(1.19)
Diluted net loss per share	$(0.66)	$(0.44)	$(1.25)	$(1.19)
Weighted average shares used in computing basic net loss per share	219.5	223.2	219.7	223.8
Weighted average shares used in computing diluted net loss per share	219.5	223.2	219.7	223.8
_____________________
(1) In the first quarter of fiscal 2018, in order to improve the transparency of our revenue reporting, we updated our Condensed Consolidated Statement of Operations to include three lines of revenue: maintenance revenue, subscription revenue, and license and other revenue. In this format, all subscription revenue is reported in the subscription line and all maintenance revenue is reported in the maintenance line. All remaining non-recurring revenue is reported as license and other revenue. Cost of revenue was updated consistent with the changes noted in revenue and to separately state the amount of amortization from developed technology to be consistent with the presentation of the amortization of purchased intangibles within operating expenses. This simplified the reconciliation between the income statement presentation and recurring revenue, and improved the link between our financial statements and our business model transition.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31, 2017	January 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,174.1	$1,213.1
Marketable securities	533.6	686.8
Accounts receivable, net	265.6	452.3
Prepaid expenses and other current assets	110.0	108.4
Total current assets	2,083.3	2,460.6
Marketable securities	236.0	306.2
Computer equipment, software, furniture and leasehold improvements, net	153.0	158.6
Developed technologies, net	34.0	45.7
Goodwill	1,588.6	1,561.1
Deferred income taxes, net	66.2	63.9
Other assets	192.9	202.0
Total assets	$4,354.0	$4,798.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93.0	$93.5
Accrued compensation	161.7	238.2
Accrued income taxes	21.3	50.0
Deferred revenue	1,308.5	1,270.1
Current portion of long-term notes payable, net	—	398.7
Other accrued liabilities	117.2	134.9
Total current liabilities	1,701.7	2,185.4
Long-term deferred revenue	467.5	517.9
Long-term income taxes payable	33.2	39.3
Long-term deferred income taxes	100.9	91.5
Long-term notes payable, net	1,584.9	1,092.0
Other liabilities	150.3	138.4
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,934.8	1,876.3
Accumulated other comprehensive loss	(152.9)	(178.5)
Accumulated deficit	(1,466.4)	(964.2)
Total stockholders’ equity	315.5	733.6
Total liabilities and stockholders' equity	$4,354.0	$4,798.1

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended July 31,
	2017	2016
	(Unaudited)
Operating activities:
Net loss	$(273.6)	$(265.9)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	56.8	70.4
Stock-based compensation expense	134.4	105.9
Deferred income taxes	5.8	(9.2)
Restructuring charges and other facility exit costs, net	0.2	68.3
Other operating activities	7.7	(6.2)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	185.5	346.9
Prepaid expenses and other current assets	(2.4)	(23.3)
Accounts payable and accrued liabilities	(95.8)	(44.6)
Deferred revenue	(9.9)	(1.4)
Accrued income taxes	(36.0)	(94.5)
Net cash (used in) provided by operating activities	(27.3)	146.4
Investing activities:
Purchases of marketable securities	(299.7)	(810.9)
Sales of marketable securities	110.8	354.7
Maturities of marketable securities	420.3	791.3
Capital expenditures	(26.4)	(42.6)
Acquisitions, net of cash acquired	—	(85.2)
Other investing activities	(4.3)	(6.7)
Net cash provided by investing activities	200.7	200.6
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	55.9	54.2
Taxes paid related to net share settlement of equity awards	(49.8)	(19.9)
Repurchase and retirement of common stock	(315.2)	(270.0)
Proceeds from debt, net of discount	496.9	—
Repayment of debt	(400.0)	—
Other financing activities	(5.8)	—
Net cash used in financing activities	(218.0)	(235.7)
Effect of exchange rate changes on cash and cash equivalents	5.6	3.0
Net (decrease) increase in cash and cash equivalents	(39.0)	114.3
Cash and cash equivalents at beginning of the period	1,213.1	1,353.0
Cash and cash equivalents at end of the period	$1,174.1	$1,467.3

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, and non-GAAP diluted shares used in per share calculation. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, CEO transition costs, restructuring (benefits) charges and other facility exit costs, amortization of developed technology, amortization of purchased intangibles, gain and loss on strategic investments and dispositions, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

GAAP cost of maintenance and subscription revenue	$52.8	$46.8	$107.7	$93.4
Stock-based compensation expense	(2.8)	(2.0)	(5.6)	(4.0)
Non-GAAP cost of maintenance and subscription revenue	$50.0	$44.8	$102.1	$89.4

GAAP cost of license and other revenue	$17.8	$27.6	$36.4	$62.5
Stock-based compensation expense	(1.0)	(1.4)	(2.1)	(2.8)
Non-GAAP cost of license and other revenue	$16.8	$26.2	$34.3	$59.7

GAAP amortization of developed technology	$4.0	$10.7	$8.7	$21.6
Amortization of developed technology	(4.0)	(10.7)	(8.7)	(21.6)
Non-GAAP amortization of developed technology	$—	$—	$—	$—

GAAP gross profit	$427.2	$465.6	$834.7	$885.1
Stock-based compensation expense	3.8	3.4	7.7	6.8
Amortization of developed technology	4.0	10.7	8.7	21.6
Non-GAAP gross profit	$435.0	$479.7	$851.1	$913.5

GAAP marketing and sales	$257.6	$243.1	$513.3	$483.9
Stock-based compensation expense	(26.0)	(23.3)	(52.4)	(44.8)
Non-GAAP marketing and sales	$231.6	$219.8	$460.9	$439.1

GAAP research and development	$193.8	$193.0	$381.5	$386.5
Stock-based compensation expense	(20.4)	(20.2)	(41.6)	(39.1)
Non-GAAP research and development	$173.4	$172.8	$339.9	$347.4

GAAP general and administrative	$78.0	$68.6	$156.3	$143.3
Stock-based compensation expense	(8.6)	(7.4)	(16.1)	(15.2)
CEO transition costs (1)	(10.6)	$—	(21.6)	$—
Non-GAAP general and administrative	$58.8	$61.2	$118.6	$128.1

GAAP amortization of purchased intangibles	$4.9	$7.8	$10.6	$15.7
Amortization of purchased intangibles	(4.9)	(7.8)	(10.6)	(15.7)
Non-GAAP amortization of purchased intangibles	$—	$—	$—	$—

GAAP restructuring (benefits) charges and other facility exit costs, net	$0.5	$16.0	$0.2	$68.3
Restructuring (benefits) charges and other facility exit costs, net	(0.5)	(16.0)	(0.2)	(68.3)
Non-GAAP restructuring (benefits) charges and other facility exit costs, net	$—	$—	$—	$—

GAAP operating expenses	$534.8	$528.5	$1,061.9	$1,097.7
Stock-based compensation expense	(55.0)	(50.9)	(110.1)	(99.1)
Amortization of purchased intangibles	(4.9)	(7.8)	(10.6)	(15.7)
CEO transition costs (1)	(10.6)	—	(21.6)	—
Restructuring (benefits) charges and other facility exit costs, net	(0.5)	(16.0)	(0.2)	(68.3)
Non-GAAP operating expenses	$463.8	$453.8	$919.4	$914.6

GAAP Spend	$609.4	$613.6	$1,214.7	$1,275.2
Stock-based compensation expense	(58.8)	(54.3)	(117.8)	(105.9)
Amortization of developed technology	(4.0)	(10.7)	(8.7)	(21.6)
Amortization of purchased intangibles	(4.9)	(7.8)	(10.6)	(15.7)
CEO transition costs (1)	(10.6)	—	(21.6)	—
Restructuring (benefits) charges and other facility exit costs, net	(0.5)	(16.0)	(0.2)	(68.3)
Non-GAAP Spend	$530.6	$524.8	$1,055.8	$1,063.7

GAAP loss from operations	$(107.6)	$(62.9)	$(227.2)	$(212.6)
Stock-based compensation expense	58.8	54.3	117.8	105.9
Amortization of developed technology	4.0	10.7	8.7	21.6
Amortization of purchased intangibles	4.9	7.8	10.6	15.7
CEO transition costs (1)	10.6	—	21.6	—
Restructuring (benefits) charges and other facility exit costs, net	0.5	16.0	0.2	68.3
Non-GAAP (loss) income from operations	$(28.8)	$25.9	$(68.3)	$(1.1)

GAAP interest and other expense, net	$(18.8)	$(10.1)	$(20.6)	$(13.7)
Loss (gain) on strategic investments and dispositions	13.5	0.3	7.8	(0.2)
Non-GAAP interest and other expense, net	$(5.3)	$(9.8)	$(12.8)	$(13.9)

GAAP provision for income taxes	$(17.6)	$(25.2)	$(25.8)	$(39.6)
Discrete GAAP tax items	(0.1)	14.9	(7.7)	13.0
Income tax effect of non-GAAP adjustments	26.6	6.1	54.6	30.5
Non-GAAP benefit (provision) for income tax	$8.9	$(4.2)	$21.1	$3.9

GAAP net loss	$(144.0)	$(98.2)	$(273.6)	$(265.9)
Stock-based compensation expense	58.8	54.3	117.8	105.9
Amortization of developed technology	4.0	10.7	8.7	21.6
Amortization of purchased intangibles	4.9	7.8	10.6	15.7
CEO transition costs (1)	10.6	—	21.6	—
Restructuring (benefits) charges and other facility exit costs, net	0.5	16.0	0.2	68.3
Loss (gain) on strategic investments and dispositions	13.5	0.3	7.8	(0.2)
Discrete GAAP tax items	(0.1)	14.9	(7.7)	13.0
Income tax effect of non-GAAP adjustments	26.6	6.1	54.6	30.5
Non-GAAP net (loss) income	$(25.2)	$11.9	$(60.0)	$(11.1)

GAAP diluted net loss per share (2)	$(0.66)	$(0.44)	$(1.25)	$(1.19)
Stock-based compensation expense	0.27	0.24	0.54	0.47
Amortization of developed technology	0.02	0.05	0.04	0.10
Amortization of purchased intangibles	0.02	0.03	0.05	0.07
CEO transition costs (1)	0.05	—	0.09	—
Restructuring (benefits) charges and other facility exit costs, net	—	0.07	—	0.30
Loss (gain) on strategic investments and dispositions	0.07	—	0.04	—
Discrete GAAP tax items	—	0.07	(0.03)	0.06
Income tax effect of non-GAAP adjustments	0.12	0.03	0.25	0.14
Non-GAAP diluted net (loss) income per share (2)	$(0.11)	$0.05	$(0.27)	$(0.05)

GAAP diluted shares used in per share calculation	219.5	223.2	219.7	223.8
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	—	4.2	—	—
Non-GAAP diluted weighted average shares used in per share calculation	219.5	227.4	219.7	223.8
____________________

(1)
CEO transition costs include stock-based compensation of $8.8 million and $16.6 million related to the acceleration of eligible stock awards in the three and six months ended July 31, 2017, respectively. CEO transition costs also include severance payments, legal fees incurred with the CEO transition and recruiting costs related to the search for a new CEO.

(2)
Net (loss) income per share was computed independently for each of the periods presented; therefore the sum of the net (loss) income per share amount for the quarters may not equal the total for the year.